Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-1 of Achieve Life Sciences, Inc. of our report dated March 14, 2019 relating to the financial statements of Achieve Life Sciences, Inc., which appears in Achieve Life Sciences Inc.’s Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia, Canada
July 25, 2019